Exhibit 99.2

Recent Developments

Preliminary Estimated Unaudited Financial Results for the twelve months ended September 30, 2020

Our consolidated financial statements for the nine months ended September 30, 2020 are not yet available. Our expectations with respect to our unaudited results for the period discussed below are based upon management estimates. The estimates set forth below were prepared based upon preliminary information and a number of assumptions, estimates and business decisions that are inherently subject to significant business and economic conditions and competitive uncertainties and contingencies, many of which are beyond our control, and are subject to change following completion of the quarter-end review process for the three months ending September 30, 2020, and other developments arising between now and the time such financial results are finalized. This summary is not meant to be a comprehensive statement of our unaudited financial results for this period and our actual results may differ from these estimates. These estimates should not be relied upon as fact or as an accurate representation of future results, and the information below that is presented as a range of results is not intended to represent that actual results might not fall outside of the suggested ranges. Actual results remain subject to the completion of management’s final reviews and our other financial closing procedures, as described below. During the course of the preparation of the financial statements and related notes and Simplura’s final review, additional items that require material adjustments to the preliminary financial information presented below may be identified. Therefore, you should not place undue reliance upon these preliminary financial results. See “Forward-Looking Statements.”

The preliminary estimated unaudited financial results set forth below should not be viewed as a substitute for full financial statements prepared in accordance with GAAP. These estimates were prepared by our management, and are based upon a number of assumptions and have not been audited or reviewed by our independent registered public accounting firm. These preliminary estimates for the twelve months ended September 30, 2020 are not necessarily indicative of the results to be achieved in any future period. Our unaudited consolidated financial statements and related notes as of and for the three and nine months ended September 30, 2020 are not expected to be filed with the SEC until after this offering is completed.

We have not reconciled our projected non-GAAP Adjusted EBITDA to GAAP net income because the reconciling items between the GAAP and non-GAAP financial measures have not been finalized and the preparation of such reconciliation could not be accomplished without unreasonable efforts, although we do not expect to add any new line items that would differ from prior periods. For more information regarding the non-GAAP financial measures, see “Non-GAAP Financial Measures.”

We are providing the following estimated results for the twelve months ended September 30, 2020:

●	Revenues of between $1,353 million and $1,357 million;

●	Cash and cash equivalents of between $180 million and $185 million; and

●	Adjusted EBITDA of between $136 million and $139 million.

Preliminary Estimated Unaudited Financial Results for the twelve months ended September 30, 2020—Simplura

Simplura’s consolidated financial statements for the nine months ended September 30, 2020 are not yet available. Simplura’s expectations with respect to its unaudited results for the period discussed below are based upon management estimates. The estimates set forth below were prepared based upon preliminary information and a number of assumptions, estimates and business decisions that are inherently subject to significant business and economic conditions and competitive uncertainties and contingencies, many of which are beyond Simplura’s control, and are subject to change following completion of the quarter-end review process for the three months ending September 30, 2020, and other developments arising between now and the time such financial results are finalized. This summary is not meant to be a comprehensive statement of Simplura’s unaudited financial results for this period and our actual results may differ from these estimates. These estimates should not be relied upon as fact or as an accurate representation of future results, and the information below that is presented as a range of results is not intended to represent that actual results might not fall outside of the suggested ranges. Actual results remain subject to the completion of Simplura management’s final reviews and Simplura’s other financial closing procedures, as described below. During the course of the preparation of the financial statements and related notes and Simplura’s final review, additional items that require material adjustments to the preliminary financial information presented below may be identified. Therefore, you should not place undue reliance upon these preliminary financial results. See “Forward-Looking Statements.”

The preliminary estimated unaudited financial results set forth below should not be viewed as a substitute for full financial statements prepared in accordance with GAAP. These estimates were prepared by Simplura’s management, and are based upon a number of assumptions and have not been audited or reviewed by Simplura’s independent registered public accounting firm. These preliminary estimates for the twelve months ended September 30, 2020 are not necessarily indicative of the results to be achieved in any future period. Simplura’s unaudited consolidated financial statements and related notes as of and for the three and nine months ended September 30, 2020 will not be available until after this offering is completed.

We have not reconciled our projected non-GAAP Adjusted EBITDA to GAAP net income because the reconciling items between the GAAP and non-GAAP financial measures have not been finalized and the preparation of such reconciliation could not be accomplished without unreasonable efforts, although we do not expect to add any new line items that would differ from prior periods. For more information regarding the non-GAAP financial measures, see “Non-GAAP Financial Measures.”

We are providing the following estimated results for the twelve months ended September 30, 2020 for Simplura:

●	Revenues of between $466 million and $469 million;

●	Cash and cash equivalents of between $17 million and $19 million; and

●	Adjusted EBITDA of between $53 million and $55 million.

Credit Statistics

(dollars in thousands)	As of and for the twelve months ended June 30, 2020
As Adjusted Credit Statistics:(1)
Pro Forma Adjusted EBITDA(2)	$155,270
As Adjusted Pro Forma cash and cash equivalents	$54,046
Pro forma net secured debt(3)	$53,254
Pro forma net debt(4)	$553,254
Pro forma cash interest expense(5)	$35,810
Ratio of pro forma secured net debt to pro forma adjusted EBITDA	0.34x
Ratio of as pro forma net debt to pro forma adjusted EBITDA	3.56x
Ratio of pro forma adjusted EBITDA to pro forma cash interest expense	4.34x

(1)

As adjusted credit statistics give effect to the Transactions. See “Capitalization” and “Unaudited Pro Forma Condensed Combined Financial Information” included elsewhere in this offering memorandum for more information.

(2)	See Reconciliation of Adjusted EBITDA for the Issuer below and Reconciliation of Adjusted EBITDA for Simplura:

Reconciliation of Adjusted EBITDA of the Issuer

	Year Ended December 31,			Six Months Ended June 30,		Twelve Months Ended June 30,
(dollars in thousands)	2017	2018	2019	2020	2019	2020
Income/(Loss) from Continued Operations	$51,085	$18,228	$(4,953)	$53,599	$(2,095)	$50,741
Income Tax Provision	4,003	4,684	(573)	5,425	(1,157)	6,009
Net Interest Expenses	1,204	1,783	850	1,739	604	1,985
Depreciation and Amortization	13,618	15,813	16,816	9,898	8,827	17,887
Reported EBITDA	$69,910	$40,508	$12,140	$70,661	$6,179	$76,622
Management Adjustments:
COVID-19 related costs(a)	—	—	—	231	—	231
Asset Impairment(b)	—	14,175	—	—	—	—
Transaction Expenses(c)	—	7,231	2,693	1,121	4,339	(525)
Restructuring and Related Expenses(d)	8,034	11,546	6,691	2,308	4,470	4,529
Equity in Net (Gain)/Loss of Investee(e)	(13,445)	6,158	29,685	(1,875)	2,971	24,839
(Gain) on Re-measure of Cost Method Investment(f)	—	(6,577)	—	—	—	—
Litigation (Income)/Expense, net(g)	(4,969)	(226)	9	—	9	—
Total Adjustments	$(10,380)	$32,307	$39,078	$1,785	$11,789	$29,074
Adjusted EBITDA	$59,530	$72,815	$51,218	$72,446	$17,968	$105,696

(a)	Adjustments to add-back one-time costs related to COVID-19 spend.

(b)	The impairment is related to the 2018 decisions not to proceed with NET Services “Next Generation” IT project due to acquisition of Circulation technology.

(c)	Transaction cost related to the acquisition of Circulation and National MedTrans and certain other transaction related expenses.

(d)	Restructuring and related charges include value enhancement implementation costs, severance payouts, organization consolidation costs and professional fees.

(e)	Add-back of our proportional share of the net loss / (gain) (non-cash) related to our 43.6% non-controlling ownership stake in Matrix.

(f)	We reported a gain after a re-measurement of our initial cost method investment in the acquisition of Circulation.

(g)	Resolution related to a cost / (income) for a putative stockholder’s class action derivative complaint.

Reconciliation of Adjusted EBITDA of Simplura

	Year Ended December 31,			Six Months Ended June 30,		Twelve Months Ended June 30,
(dollars in thousands)	2017	2018	2019	2019	2020	2020
Net Income (Loss)	$28,520	$(3,420)	$4,496	$482	$(5,894)	$(1,880)
Interest Expense	18,334	24,536	28,031	14,282	13,899	27,648
Taxes	(18,070)	1,984	2,588	1,350	752	1,990
Depreciation and Amortization	14,533	18,103	19,668	9,839	10,181	20,010
Reported EBITDA	$43,317	$41,203	$54,783	$25,953	18,938	$47,768
Management Adjustments:
Transaction Expenses(a)	959	2,046	2,934	1,374	1,983	3,543
Other non-recurring items, net(b)	3,790	2,846	2,195	1,082	1,550	2,663
Retro funding and other revenue adj.(c)	—	1,297	(7,929)	(4,436)	(2,060)	(5,553)
One-time COVID-related expense (d)	—	—	—	—	1,152	1,152
One-time IT expense(e)	—	721	205	169	92	128
Out-of-period payroll-related expenses(f)	—	1,471	(114)	(72)	—	(42)
Bonus expense normalization(g)	—	412	(412)	(345)	—	(67)
Other out-of-period adjustments	—	—	29	19	—	10
Other due diligence adjustments(h)	—	—	(1,022)	—	—	(1,022)
A&B Home Care run rate adjustment(i)	—	—	1,163	—	—	1,163
COVID-19 Normalization (j)	—	—	—	—	1,058	1,058
COVID-19 Recurring PPE(k)	—	—	(614)	—	(613)	(1,227)
Total Pro Forma Adjustments	$4,749	$8,793	$(3,565)	$(2,209)	$3,162	$1,806
Adjusted EBITDA	$48,066	$49,996	$51,218	$23,744	$22,100	$49,574

(a)

Adjustments to add-back expenses incurred in connection with mergers and acquisitions activity including due diligence services, financial and tax advisory, legal counsel expenses, as well as one-time post-acquisition integration and transition costs.

(b)	Adjustments related to private equity sponsor fees and one-time legal settlement.
(c)	Adjustments for out-of-period and other revenue adjustments to adjust payments to correspond to the periods in which service were performed.
(d)

Adjustments include COVID-related personal protective equipment supply costs, cleaning supplies, and other COVID-related costs, net of relief funds received from Massachusetts payors from March to June of 2020.

(e)	Adjustments for one-time technology implementation costs.
(f)	Adjustments in labor costs that include worker’s compensation and a normalization of monthly volatility of Simplura’s health-insurance stop-loss recoveries.
(g)	Adjustment to remove the out-of-period earnings and the impact associated with bonus liability true-ups.
(h)	Adjustment for an unreconciled difference between the reported results in Management’s financial model and due diligence.
(i)	Adjustment to reflect a full year of earnings associated with the Connecticut market based upon the pre-COVID-19, post-acquisition results.
(j)	Adjustment to present a normalized view of earnings as if COVID-19 had not impacted our results, specifically during March–June 2020.
(k)	Adjustment for the recurring expenses during the COVID-19 pandemic, as Management expects incremental personal protective equipment expenses will be incurred to service patients.

(3)	Reflects pro forma secured debt less pro forma cash and cash equivalents. See “Unaudited Pro Forma Condensed Combined Financial Information.”
(4)

Reflects pro forma debt (plus $21.3 million of estimated deferred financing fees on the notes, for a total principal amount of $500 million of notes), less pro forma cash and cash equivalents. See “Unaudited Pro Forma Condensed Combined Financial Information.”

(5)

Pro Forma cash interest expense is illustrative and is based on an interest rate of 4.25% for our Credit Facility and an assumed interest rate of 6.25% for the Notes offered hereby. This amount is illustrative only and the actual cash interest expense will be dependent upon the actual interest rate for the Notes. See notes to the “Unaudited Pro Forma Condensed Combined Financial Information.”

Unaudited Pro Forma Condensed Combined Financial Information

On September 28, 2020, we entered into the Purchase Agreement with Simplura and the Purchaser, pursuant to which the Purchaser will acquire all of the issued and outstanding capital stock of Simplura. We intend to use to use the proceeds from the notes offered hereby, together with borrowings under our Credit Facility and cash on hand, to (i) pay the consideration in connection with the Simplura Acquisition, (ii) consummate the Refinancing, and (iii) pay fees and expenses incurred in connection with the Transactions.

The unaudited pro forma condensed combined balance sheet combines the historical consolidated balance sheets of the Issuer and Simplura, giving effect to the Transaction as if it has been consummated on June 30, 2020. The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2020 and for the year ended December 31, 2019 combine the historical consolidated statements of operations of the Issuer and consolidated statements of operations of Simplura, giving effect to the Transaction as if it has been consummated on January 1, 2019.

The unaudited pro forma condensed combined financial information includes adjustments to reflect the accounting for the Simplura Acquisition, which is based on a preliminary valuation of assets acquired and liabilities assumed. The unaudited pro forma condensed combined financial information includes adjustments to give effect to the issuance of the notes and related Refinancing for the Simplura Acquisition. Accordingly, the pro forma adjustments are subject to further adjustments as additional information becomes available and additional analysis is performed. The preliminary fair value adjustments have been made solely for the purpose of providing the unaudited pro forma condensed combined financial information included herein. A final determination of fair values will be based on the actual net tangible and intangible assets of Simplura that exist as of the closing of the Simplura Acquisition. In addition, the unaudited pro forma condensed combined financial information do not reflect the costs of any integration activities or benefits that may result from the realization of future cost savings from operating efficiencies.

These unaudited pro forma condensed combined financial information should be read in conjunction with the historical consolidated financial statements of the Issuer and Simplura included in this offering memorandum.

The unaudited pro forma condensed combined financial information is provided for illustrative purposes only and do not purport to represent what the actual consolidated results of operations or the consolidated financial position would have been had the Transaction occurred on the dates presented, nor are they necessarily indicative of future consolidated results of operations or consolidated financial position.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF JUNE 30, 2020

(in thousands)

	Historical
	Issuer	Simplura	Accounting Policy (Note 3)		Pro Forma Adjustments (Note 4)		Pro Forma Combined
Assets
Current Assets:
Cash and cash equivalents	$41,786	$14,986	—		$(2,726)	A	$54,046
Accounts receivable, net	170,063	67,793	1,482	A	—		239,338
Other receivables	7,320	—	—		—		7,320
Prepaid expenses and other	23,409	10,664	(231)	B	—		33,842
Due from third party payors, net	—	1,482	(1,482)	A	—		—
Restricted cash	3,213	—	—		—		3,213
Current assets of discontinued operations	89	—	—		—		89
Total current assets	245,880	94,925	(231)		(2,726)		337,848
Operating lease right-of-use assets	19,864	—	9,595	B	—		29,459
Property and equipment, net	20,793	1,742	—		—		22,535
Goodwill	135,216	189,797	—		110,865	C	435,878
Intangible assets, net	92,242	230,008	—		52,762	B	375,012
Equity investment	131,974	—	—		—		131,974
Other assets	8,365	643	—		—		9,008
Total assets	$654,334	$517,115	$9,364		$160,901		$1,341,714
Liabilities, redeemable convertible preferred stock and stockholders’ equity
Current liabilities:
Current portion of finance lease liabilities	$199	$—	$—		$—		$199
Accounts payable	8,293	2,799	—		—		11,092
Current portion of operating lease liabilities	7,016	—	1,992	B	—		9,008
Accrued expenses	90,695	44,524	2,871	C	(2,745)	D	135,345
Accrued transportation costs	84,054	—	—		—		84,054
Deferred revenue	689	1,587	—		—		2,276
Due to third party payors, net	—	2,871	(2,871)	C	—		—
Current portion of deferred acquisition payments	—	4,046	—		—		4,046
Self-funded insurance programs	8,864	—	—		—		8,864
Current portion of long-term debt	—	288,499	—		(288,499)	E	—
Borrowings under revolving line of credit	—	1,838	—		(1,838)	E	—
Current liabilities of discontinued operations	1,504	—	—		—		1,504
Total current liabilities	201,314	346,164	1,992		(293,082)		256,388
Operating lease liabilities, less current portion	13,886	—	7,372	B	—		21,258
Long-term contract payables	26,079	—	—		—		26,079
Other long-term liabilities	12,950	—	—		—		12,950
Deferred acquisition note payable	—	1,050	—		—		1,050
Long-term debt, less current portion	—	—	—		478,700	F	478,700
Borrowings under revolving line of credit	—	—	—		107,300	G	107,300
Deferred tax liabilities	34,348	35,339	—		14,773	H	84,460
Total liabilities	288,577	382,553	9,364		307,691		988,185
Redeemable convertible preferred stock
Convertible preferred stock, net	5,299	—	—		—		5,299
Stockholders’ equity
Common stock	19	—	—		—		19
Additional paid-in-capital	402,433	107,296	—		(107,296)	I	402,433
Retained earnings	185,917	27,796	—		(40,024)	I	173,689
Treasury shares, at cost	(227,911)	(530)	—		530	I	(227,911)
Total shareholders’ equity	360,458	134,562	—		(146,790)		348,230
Total liabilities, redeemable convertible preferred stock and shareholders’ equity	$654,334	$517,115	$9,364		$160,901		$1,341,714

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2020

(in thousands, except share and per share amounts)

	Historical
	Issuer	Simplura	Accounting Policy (Note 3)		Pro Forma Adjustments (Note 5)		Pro Forma Combined
Revenues:
Service revenue, net	$649,547	$233,035	$—		$—		$882,582
Massachusetts COVID-19 relief revenue	—	219	—		—		219
Total revenues	649,547	233,254	—		—		882,801
Operating expenses:
Service expense	528,767	181,920	—		—		710,687
General and administrative expense	51,994	28,863	2,733	A	(880)	A	82,710
Depreciation and amortization	9,898	10,181	—		4,260	B	24,339
Total operating expenses	590,659	220,964	2,733		3,380		817,736
Operating income (loss)	58,888	12,290	(2,733)		(3,380)		65,065
Other expenses (income):
Interest expense, net	1,739	13,899	—		5,950	C	21,588
Transaction and management expenses	—	2,733	(2,733)	A	—		—
Other expense, net	—	800	—		—		800
Equity in net loss (gain) of investee	(1,875)	—	—		—		(1,875)
(Loss) income from continuing operations before taxes	59,024	(5,142)	—		(9,330)		44,552
(Benefit) provision for income taxes	5,425	752	—		(2,612)	D	3,565
(Loss) income from continuing operations, net of tax	$53,599	$(5,894)	$—		$(6,718)		$40,987
Basic (loss) earnings per common share (Note 6)	$0.19						$(0.78)
Diluted (loss) earnings per common share (Note 6)	$0.19						$(0.78)
Weighted-average number of common shares outstanding:
Basic	13,032,931						13,032,931
Diluted	13,059,699						13,032,931

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2019

(in thousands, except share and per share amounts)

	Historical
	Issuer	Simplura	Accounting Policy (Note 3)		Pro Forma Adjustments (Note 5)		Pro Forma Combined
Service revenue, net	$1,509,944	$467,212	$—		$—		$1,977,156
Operating expenses:
Service expense	1,401,152	352,342	—		—		1,753,494
General and administrative expense	67,244	54,958	4,434	A	(342)	A	126,294
Depreciation and amortization	16,816	19,668	—		9,200	B	45,684
Total operating expenses	1,485,212	426,968	4,434		8,858		1,925,472
Operating income (loss)	24,732	40,244	(4,434)		(8,858)		51,684
Other expenses (income):
Interest expense, net	850	28,031	—		11,106	C	39,987
Transaction and management expenses	—	4,434	(4,434)	A	—		—
Other (income) expense	(277)	695	—		—		418
Equity in net loss (gain) of investee	29,685	—	—		—		29,685
(Loss) income from continuing operations before taxes	(5,526)	7,084	—		(19,964)		(18,406)
(Benefit) provision for income taxes	(573)	2,588	—		(5,590)	D	(3,575)
(Loss) income from continuing operations, net of tax	$(4,953)	$4,496	$—		$(14,374)		$(14,831)
(Loss) earnings per common share (basic and diluted) (Note 6)	$(0.72)						$(1.48)
Weighted-average number of common shares outstanding
(basic and diluted)	12,958,713						12,958,713

Note 1. Basis of Presentation

The accompanying unaudited pro forma condensed combined financial information have been prepared using the acquisition method of accounting with the Issuer considered the accounting acquirer. Accordingly, identifiable assets and liabilities of Simplura are presented based on preliminary fair values.

The historical consolidated financial information has been adjusted in the accompanying unaudited pro forma condensed combined financial information to give effect to pro forma events that are (i) directly attributable to the Transactions, (ii) factually supportable, and (iii) with respect to the unaudited pro forma condensed combined statement of operations, expected to have a continuing impact on the consolidated results.

The pro forma condensed combined financial statements also reflect the impact of the Refinancing, which is anticipated to include a combination of the proceeds from the notes offered hereby, borrowings under our Credit Facility and cash on hand.

Note 2. Preliminary Purchase Price Allocation

Consideration

The Purchase Agreement for the Transaction stipulates that the Issuer will acquire Simplura for an enterprise value of $575.0 million in cash, subject to closing adjustments based on a determination of working capital, cash, transaction expenses and indebtedness. The purchase price reflected in the pro forma financial statements is $562.6 million, which represents the $575.0 million enterprise value, less cash acquired and adjusted for certain items of indebtedness of Simplura estimated to be paid at closing. This may defer from the final purchase price used to account for the Simplura Acquisition when the final closing adjustments are determined.

Fair Value Estimate of Assets to be Acquired and Liabilities to be Assumed

The table below represents management’s preliminary estimate of the fair values of Simplura’s tangible and intangible assets acquired and liabilities assumed as of June 30, 2020 (amounts in thousands).

Assets Acquired:
Accounts receivable	$67,793
Prepaid expenses and other	10,433
Due from third party payors	1,482
Property and equipment	1,742
Intangible assets	282,770
Operating right of use assets	9,595
Other assets	643
Liabilities Assumed:
Accounts payable	(2,799)
Accrued expenses	(40,729)
Deferred revenue	(1,587)
Deferred acquisition payments	(4,046)
Deferred acquisition note payable	(1,050)
Due to third party payors	(2,871)
Operating lease liabilities	(9,365)
Deferred tax liabilities	(50,112)
Net identifiable assets acquired	$261,899
Goodwill	300,662
Net assets acquired	$562,561

The acquisition method of accounting incorporates fair value measurements that can be highly subjective, and it is possible the application of reasonable judgment could develop different assumptions resulting in a range of alternative estimates using the same facts and circumstances. The fair values are preliminary, pending finalization of various estimates and analyses. Because these pro forma financial statements have been prepared based on preliminary estimates of fair values, the actual amounts eventually recorded for the Simplura Acquisition, including goodwill, may differ materially from the information presented.

Note 3. Accounting Policy

Based on a preliminary review, we have identified the following accounting policy conforming and presentation reclassification adjustments to conform Simplura’s accounting policies and financial statement presentation to the Issuer’s accounting policies and financial statement presentation. Further adjustments are subject to additional analysis and may change as the Issuer accounts for the Simplura Acquisition upon close.

Pro Forma Balance Sheet

A.	Represents a reclassification of due from third party payors to accounts receivable to conform to the Issuer’s presentation.

B.

Represents an adjustment to Simplura’s historical balance sheet to reflect the adoption of ASC 842, Leases, to conform to the Issuer’s accounting policy. Our assessment of the impact of ASC 842 to Simplura is preliminary and subject to further analysis as the Issuer accounts for the acquisition.

C.	Represents a reclassification of due to third party payors to accrued expenses to conform to the Issuer’s presentation.

Pro Forma Statement of Operations

A.	Represents a reclassification of transaction-related expenses and management fees to general and administrative expense to conform to the Issuer’s presentation.

Note 4. Adjustments to Pro Forma Balance Sheet

A.	Represents cash on hand used to finance, in part, the Transactions.

B.

Represents the adjustment to reflect the preliminary fair value of intangible assets acquired. The following table summarizes the components of the preliminary fair value of intangible assets acquired and their estimated useful lives (amounts in thousands):

	Preliminary Fair Value	Estimated Useful Life (Years)
Referral Networks	$239,000	10
Trade Names and Trademarks	43,000	10
New York LHCSA Permit	770	Indefinite
Total identifiable intangible assets	$282,770

C.	Represents the excess of consideration transferred over the preliminary fair value of the assets acquired and liabilities assumed recorded as goodwill.

D.	Represents an adjustment to accrued expenses as follows (amounts in thousands):

Elimination of Simplura’s accrued interest that will be paid off	$(1,785)
Elimination of Indebtedness of Simplura that will be paid off	(2,009)
Accrual of transactions costs	1,049
Total	$(2,745)

E.	Represents the elimination of Simplura’s historical debt, as it will be paid off as part of the Simplura Acquisition.

F.	Represents the anticipated impact of the Refinancing through $500.0 million of long-term debt, incurred in the form of the notes, net of an estimated $21.3 million of deferred financing fees.

G.	Represents the anticipated impact of the Refinancing through borrowings of $107.3 million under the Issuer’s Credit Facility.

H.	Represents the adjustment to deferred tax liabilities as a result of the Simplura Acquisition.

I.	Represents the adjustments impacting stockholders’ equity as follows:

●	Additional paid-in-capital: Elimination of Simplura’s historical additional paid-in-capital.

●	Retained earnings: Adjustment to retained earnings as follows (amounts in thousands):

Elimination of Simplura’s historical retained earnings	$(27,796)
Transaction expenses expected to be incurred by the Issuer	(12,228)
Total	$(40,024)

●	Treasury shares: Elimination of Simplura’s historical treasury shares.

Note 5. Adjustments to Pro Forma Statement of Operations

For the six months ended June 30, 2020

A.	Represents elimination of transaction expenses directly related to the Simplura Acquisition.

B.	Represents adjustment to amortization expense related to the preliminary fair value adjustment to intangible assets.

C.	Represents adjustment to interest expense as follows (amounts in thousands):

Interest expense related to the Notes offered hereby	$17,569
Interest expense related to the Credit Facility	2,280
Elimination of historical interest expense of Simplura	(13,899)
Total	$5,950

The incurrence of debt under the notes offered hereby reflect an effective interest rate of 7.27% and the borrowing under our revolving line of credit reflect an anticipated interest rate of 4.25%. As the interest rate on borrowings under the Credit Facility are based on the Issuer’s consolidated leverage ratio, current assumptions of the interest rate applicable are reflected for purposes of this adjustment. A change in interest rates of 1/8% would not have a material impact on the pro forma statement of operations.

D.	Represents the income tax impact of the pro forma adjustments at a blended statutory rate of 28%.

For the year ended December 31, 2019

A.	Represents elimination of transaction expenses directly related to the Simplura Acquisition.

B.	Represents adjustment to amortization expense related to the preliminary fair value adjustment to intangible assets.

C.	Represents adjustment to interest expense as follows (amounts in thousands):

Interest expense related to the Notes offered hereby	$34,933
Interest expense related to the Credit Facility	4,560
Change in historical interest expense of the Issuer	(356)
Elimination of historical interest expense of Simplura	(28,031)
Total	$11,106

The incurrence of debt under the notes offered hereby reflect an effective interest rate of 7.27% and the borrowing under our revolving line of credit reflect an anticipated interest rate of 4.25%. As the interest rate on borrowings under the Credit Facility are based on the Issuer’s consolidated leverage ratio, current assumptions of the interest rate applicable are reflected for purposes of this adjustment. A change in interest rates of 1/8% would not have a material impact on the pro forma statement of operations.

D.	Represents the income tax impact of the pro forma adjustments at a blended statutory rate of 28%.

Note 6. Pro Forma Earnings Per Share

The following table details the computation of basic and diluted pro forma earnings (loss) per share:

	Year ended December 31, 2019	Six months ended June 30, 2020
Numerator:
Pro forma net income (loss) from continuing operations	$(14,831)	$40,987
Dividends on convertible preferred stock outstanding	(4,403)	(1,171)
Dividends paid pursuant to the Conversion Agreement	—	(790)
Consideration paid in excess of preferred cost basis pursuant to the Conversion Agreement	—	(48,951)
Income allocated to participating securities	—	(264)
Pro forma net income (loss) from continuing operations available to common stockholders	$(19,234)	$(10,189)
Denominator:
Denominator for basic earnings per share – weighted-average shares	12,958,713	13,032,931
Effect of dilutive securities:
Common stock options	—	—
Restricted stock	—	—
Denominator for diluted earnings per share – weighted-average shares	12,958,713	13,032,931
Basic and diluted earnings (loss) per share	$(1.48)	$(0.78)